EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 9, 2015 relating to our audit of the financial statements of Evans Brewing Company, Inc. as of December 31, 2014 for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

October 21, 2016